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                                                                 Exhibit (a)(iv)

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF TRUST OF X.COM FUNDS

         This Certificate of Amendment is filed in accordance with the applicable provisions of the Delaware Business Trust Act (namely, 12 Del. C.ss.ss.3810-3813) and sets forth the following:

         1. The name of the business trust is X.com Funds.

         2. The original Certificate of Trust filed with the Delaware Secretary of State on June 7, 1999 is hereby amended to change the name of the business trust by replacing in its entirety the paragraph "FIRST" with the following:

            "FIRST: The name of the business trust is PayPal Funds."

         3. This Certificate of Amendment shall be effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned, as a duly elected and qualified trustee of the business trust, has duly executed this Certificate of Amendment as of this 13th day of February 2001.

                                                     /s/ John T. Story
                                                     -----------------
                                                     John T. Story
                                                     Trustee